Exhibit 23.1
                                                                    ------------

                         CONSENT OF INDEPENDENT AUDITOR
                         ------------------------------

     We consent to the incorporation by reference in (a) the Registration Statement on Form S-3 (No. 333-82666) and related prospectus pertaining to the Dividend Reinvestment Plan of Hersha Hospitality Trust and Subsidiaries ("HHT"),
(b) the Registration Statement on Form S-3 (No. 333-113058) and related prospectus pertaining to the resale of common shares by various shareholders,
(c)  the  Registration  Statement  on  Form  S-3  (No.  333-113227)  and related prospectus pertaining to the resale of common shares by CNL Hospitality Properties, L.P. and its transferees, and (d) the Registration Statement on Form S-3 (No. 333-113061) registering for offer and sale $200 million of common shares, preferred shares and debt securities of HHT, of our reports dated February 28, 2003, with respect to the financial statements of HHT and Hersha Hospitality Management LP included in this Annual Report on Form 10-K/A for the year ended December 31, 2003


                                                    MOORE  STEPHENS,  P.C.
                                                    Certified Public Accountants

New York, New York
June 30, 2004


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